                                                                     EXHIBIT 4.4

                                 EXCHANGE AGREEMENT



  EXCHANGE AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof between Atlas Corporation, a Delaware corporation (the "Company"), and the undersigned (the "Holder").


                                 W I T N E S S E T H :
                                 -------------------


  WHEREAS, on November 10, 1995, the Company issued US$10,000,000 principal amount of its 7% Exchangeable Debentures due October 25, 2000 (the "7% Debentures") pursuant to an indenture of even date (the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee (the "Trustee"), secured by a pledge of 8,474,576 (since reduced to approximately 8,313,076) shares (such reduced number of pledged shares, as further reduced by virtue of any subsequent exchanges of 7% Debentures in accordance with the terms of the 7% Debentures, hereinafter referred to as the "Pledged Shares") of common stock, no par value per share ("Vista Shares") of Vista Gold Corp. (as successor by merger to Granges Inc.) under the Indenture and an escrow and pledge agreement of even date (the "Escrow and Pledge Agreement") between the Company and the Trustee, as trustee and as escrow agent;

  WHEREAS, the Company and Yorkton Securities, Inc. ("Yorkton"), representing the holders of all 7% Debentures, have negotiated terms with respect to a repurchase of the 7% Debentures by the Company;

  WHEREAS, the Holder holds the principal amount of the 7% Debentures indicated on the signature page hereof (the "Debentures"); and

  WHEREAS, on the terms and conditions set forth herein, the Holder desires to sell to the Company and the Company desires to purchase from the Holder the Debentures.

  NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the Company and the Holder do hereby agree as follows:


I.  SALE OF DEBENTURES AND REPRESENTATIONS BY HOLDER
    ------------------------------------------------

  I.1  Sale of Debentures.  (a)  Subject to the terms and conditions hereinafter
       ------------------
set forth, the Holder hereby irrevocably agrees to sell the Debentures to the Company and waive payment of any interest accrued and unpaid as of the Closing (as hereinafter defined) in return for (i) a number of Pledged Shares equal to the product of (A) the number of Pledged Shares and (B) a fraction, the numerator of which is the principal amount of the Debentures and the denominator of which is the principal amount of all outstanding 7% Debentures at the time of the Closing; and (ii) 153 shares of common stock, US$1.00 par value per share, of the Company (the "Atlas Shares") for each US$1,000 principal amount of the Debentures (the securities specified in clauses (i) and (ii) above being collectively referred to herein as the "Securities"). In lieu of fractional shares resulting from the above computations, the Company will make a cash payment equal to the value of such fractional shares based upon the closing price of the Atlas Shares on the New York Stock Exchange and of the Vista Shares on the American Stock Exchange two business days prior to the Closing (as hereinafter defined).

  (b) The Holder has delivered certificates representing the Debentures to Yorkton herewith. The Holder agrees that the certificates representing the Securities and cash in respect of fractional shares shall be delivered (with appropriate instruments of transfer endorsed in blank or, in the case of the Atlas Shares, registered in the name indicated on the signature page hereto) to Yorkton, as agent for the Holder, at the Closing (as hereinafter defined). The Holder agrees that the Company will have no further obligation after making such delivery to Yorkton, as agent for the Holder, and that Yorkton will thenceforth be responsible for delivery of the Securities to the Holder.

      I.2  Investor Status.  The Holder makes the representations and warranties
           ---------------
indicated by checkmark below:


     ____ (a) The Holder represents that: (i) the Holder was not offered the Securities in the United States of America, its territories or possessions, any state of the United States or the District of Columbia (the "United States"),

                (ii) the Holder is currently, and has been at all times when the Securities were offered, outside the United States,


                (iii) the Holder is not a U.S. Person (as hereinafter defined),

  The term "U.S. Person" means:

  (1) any natural person resident in the United States;
  (2) any partnership or corporation organized or incorporated under the laws of the United States;
  (3) any estate of which any executor or administrator is a U.S. person;
  (4) any trust of which any trustee is a U.S. Person;
  (5) any agency or branch of a foreign entity located in the United States;
  (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
  (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
  (8) partnership or corporation if:
      (i) organized or incorporated under the laws of any foreign jurisdiction; and
      (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933 (the "Act"), unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

     Notwithstanding the foregoing definition of "U.S. Person":



          (1) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a U.S. person;
          (2) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:
               (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
               (ii) the estate is governed by foreign law;
          (3) any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;
          (4) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person;
          (5) any agency or branch of a U.S. person located outside the United States shall not be deemed a U.S. person if:
               (i)  the agency or branch operates for valid business reasons;
                    and
               (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located;

          (6) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans shall not be deemed U.S. Persons.


  (iv) If the Holder is a resident of Ontario, the Holder acknowledges that it has been provided with access to substantially the same information concerning the Company that a prospectus filed under the Securities Act [Ontario] would provide and is an investor who, by virtue of net worth and investment experience or by virtue of consultation with or advice from a person or company who is not a promoter of the Company and who is a registered adviser or registered dealer, is able to evaluate this investment on the basis of such information respecting the investment presented by the Company.



     ____ (b)      (i)  The holder represents that it is (A) a U.S. Person
          or inside the United States and (B) is an "accredited investor" (as hereinafter defined).


          The term "accredited investor" means any of the following:


          (1) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purposes of acquiring the Securities, with total assets in excess of US$5,000,000;

     (2) any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "1934 Act"); any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state of the United States, such state's political subdivisions, or any agency or instrumentality of a state of the United States or such state's political subdivisions for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (3) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (4) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds
          US$1,000,000;


     (5) any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;



     (6) Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who, either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities; or


      (7) any entity in which all of the equity owners are accredited investors.


          (ii) The Holder hereby represents that the Holder is acquiring the Securities for the Holder's own account for investment and not with a view toward the resale or distribution to others.

          (iii) The Holder hereby represents that it is not an affiliate (as hereinafter defined) of Vista Gold Corp. and has not been such an affiliate during the preceding three months. For the purposes of the preceding sentence, the term "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Vista Gold Corp.

The Holder is a "Reg S Purchaser" if it checks subsection (a) above and is a "Reg D Purchaser" if it checks subsection (b) above.

  I.3 (a) The Holder acknowledges that the Securities have not been registered under the Act and may not be offered or sold in the United States unless so registered or if an exemption from such registration is available. The Holder further acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or "blue sky" laws. The Holder agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including Yorkton and its officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of, (i) any misrepresentation made by the Holder contained in this Agreement, (ii) any sale or distribution by the Holder in violation of the Act or any applicable state securities or "blue sky" laws or (iii) any untrue statement of a material fact made by the Holder and contained herein.

       (b) If the Holder is a "Reg D Purchaser", the Holder consents to the placement of a legend on any certificate or other document evidencing the Atlas Shares that such securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.

  The Company and the Holder anticipate that Vista Gold Corp. will permit the removal of all restrictive legends on the Vista Shares upon the acquisition thereof by a Reg D Purchaser pursuant to the terms hereof, and will allow the Vista Shares to be resold by a Reg D Purchaser without registration under the Act pursuant to Rule 144(k) under the Act without any holding period or volume restrictions provided that any such sales are made in accordance with Rule 144(f) in "brokers' transactions" (as defined in the Act) or directly with a "market maker" (as defined in the Securities Exchange Act of 1934, as amended) and further provided that, at the time of such sales, such Holder is not an "affiliate" (as defined in Rule 144) of Vista Gold Corp. and has not been an affiliate in the preceding three months (a "144(k) sale").

  The Company notes that Rule 144 under the Act would currently allow resales of Atlas Shares by Reg D Purchasers without registration under the Act after one year, subject to volume and certain other restrictions or after two years in a 144(k) sale.

          (c) If the Holder is a "Reg S Purchaser", the Holder consents to the placement of a legend, for so long as required by law, on any certificate or other document evidencing the Atlas Shares as required by Regulation S under the Act. The Company will remove any such legends 40 days after issuance unless, in the opinion of counsel to the Company, such legends must be retained by virtue of a change of applicable law.

  The Company and the Holder intend that the Vista Shares being transferred to the Holder will be transferred to each Reg S Purchaser pursuant to Rule 904 of Regulation S under the Act and, accordingly, it is anticipated that Vista Gold Corp. will permit the removal of all restrictive legends on the Vista Shares upon the acquisition thereof by a Reg S Purchaser pursuant to the terms hereof, and will allow the Vista Shares to be resold by a Reg S Purchaser without registration under the Act pursuant to Rule 904 under the Act.

          (d) The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Atlas Shares and will refuse to register any transfers of Atlas Shares not made in accordance with the Act.

  I.4 The Holder represents that (i) the Holder was contacted regarding the offer of the Securities by Yorkton (or an authorized agent or representative thereof with whom the Holder had a prior substantial pre-existing relationship) and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Holder did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available, in connection with the sale of Securities by the Company or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

  I.5 (a) The Holder hereby acknowledges and represents that (i) the Holder has prior investment experience, including investment in unregistered securities, or the Holder has employed the services of an investment advisor, attorney and/or accountant experienced in evaluating such investments to read all of the documents furnished or made available by the Company to the Holder and to evaluate the merits and risks of such an investment on the Holder's behalf; and (ii) the Holder is able to bear the economic risk which the Holder hereby assumes.

  (b) To the extent necessary, the Holder has retained, at the expense of the Holder, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement, its sale of the Debentures and its purchase of the Securities hereunder.

  I.6 The Holder represents that the Holder has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement, to sell the Debentures and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

  I.7  No Conflict, Governmental and Other Consents.  The execution and delivery
       --------------------------------------------
by the Holder of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Holder is bound, or of any provision of the constitutive documents of the Holder.

  I.8 The Holder owns the Debentures free and clear of any claim or lien of any nature whatsoever and has not transferred or assigned any rights in or to the Debentures including, without limitation, any pledge, option, warrant or puts and will deliver the Debentures free and clear of any such claims or liens.

  I.9 The Holder acknowledges that upon Closing Yorkton will receive a commission from the Company of 2.5% of the principal amount of the Debentures, payable in cash and shares of the Company.

II.  REPRESENTATIONS BY AND COVENANTS OF THE COMPANY
     -----------------------------------------------

     The Company hereby represents and warrants to the Holder that:

     II.1  Organization and Good Standing and Qualification.  The Company is a
           ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

  II.2  Securities Validly Issued, Fully Paid and Nonassessable.  The Atlas
        -------------------------------------------------------
Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The Vista Shares are, to the Company's best knowledge, validly issued, fully paid and nonassessable.

  II.3  Authorization, Enforceability.  The Company has all corporate right,
        -----------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder has been taken. This Agreement, when countersigned by the Company, will be duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

  II.4  No Conflict, Governmental and Other Consents.  The execution and
        --------------------------------------------
delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or Bylaws of the Company.

III.  TERMS OF SALE
      -------------

  III.1  Closing.  On or about June 15, 1997, or such other date as agreed upon
         -------
between the Company and Yorkton but in no event later than July 4, 1997, the Company will deliver the Securities to Yorkton and Yorkton will deliver the Debentures to the Company (the "Closing"). The Company shall have no obligation to deliver the Securities or to proceed to Closing unless the holders 80% in principal amount of outstanding 7% Debentures enter into identical Agreements with the Company. Notwithstanding the foregoing two sentences, the Company may, in its sole discretion, proceed to Closing and deliver the Securities and this Agreement shall be valid and binding in all respects as between the Company and the Holder.

  If Vista Gold Corp. does not provide its transfer agent an opinion of counsel with respect to removal of legends on the Vista Shares as contemplated by
Section 0 hereof, the Holder may elect not to close, provided, however, that if holders of more than 20% in principal amount of outstanding 7% Debentures so elect, the Company may elect not to close with any other holder, including the Holder.

  III.2 Amendment of Indenture and Escrow and Pledge Agreement. (a) The Holder
        ------------------------------------------------------
hereby consents to and approves any number of supplemental indentures pursuant to Section 802 of the Indenture, and any number of supplements or amendments to the Escrow and Pledge Agreement pursuant to Section 17 thereof, necessary or convenient to evidence this Agreement (including Section hereof) and accomplish the transactions contemplated hereby. The Holder acknowledges that the Company intends to discharge the Debentures and the Indenture as soon as practicable after the Closing and that such supplements and amendments will be formalized and reduced to writing only if the Company, the Trustee or their respective counsels consider it necessary or advisable in order to discharge the Debentures and the Indenture. Such supplements and amendments shall be deemed to have been made and entered into and shall be binding upon the Holder, its successors and assigns, regardless of whether so formalized or reduced to writing and regardless of whether holders of a majority in principal amount of outstanding 7% Debenture delivers similar consents and approvals to the Company.

IV.  MISCELLANEOUS
     -------------

     IV.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to the Company at 370 Seventeenth Street, suite 3050, Denver, Colorado 80202, Attention: Senior Vice President, Legal Affairs, and to the Holder at the Holder's address indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     IV.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     IV.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

  IV.4 Upon the execution and delivery of this Agreement by the Holder, this Agreement shall become a binding obligation of the Holder with respect to the purchase of the Securities as herein provided.

  IV.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

  IV.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its reasonable legal costs and expenses relating to such proceeding or incurred in preparation therefor.

  IV.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

  IV.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

  IV.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

  IV.10 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

  IV.11 The Holder represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Holder hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Holder hereunder.

  IV.12 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

                                 [Signature Page]



--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Name Typed or Printed

--------------------------------------------------------------------------------
Entity Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City, State and Zip Code



Principal amount of 7% Debentures  __________.


Name in which Securities should be issued:
___________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          This Exchange Agreement is agreed to and accepted as of ____________, 1997.

                              ATLAS CORPORATION


                         By:
_______________________________________________________________
                              Name:
                              Title:

                                 CONSENT OF BENEFICIAL OWNER



     The undersigned
______________________________________________________________________ (the
"Holder"):

     1. Certifies that the Holder is the beneficial owner of US$ ___________ principal amount of 7% Exchangeable Debentures due October 25, 2000 (the "Debentures") of Atlas Corporation (the "Company") registered in the name of ______________________________ ;

     2. Acknowledges that the Company has not yet made payment of the installment of interest on the Debentures that became due on May 1, 1997;

     3. Agrees to suspend all interest payments now or heretofore payable under the Debentures or the related Indenture (the "Indenture") dated as of November 10, 1995 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee (the "Trustee") until the closing (the "Closing") under the Agreement to be entered into between the Company and the Holder relating to the exchange of the Debentures for common shares of Vista Gold Corp. and common stock of the Company and during the period of such suspension no default, Event of Default (as defined in the Indenture) or claim of the Holder or the Trustee shall arise or exist by reason of non-payment of any such interest, provided, that such suspension shall not continue beyond 30 days from the date hereof unless the Holder consents to such continuance in another writing;

     4. Further acknowledges that the foregoing suspension shall be valid and binding as to the Holder, its successors and assigns, regardless of whether Closing occurs;

     5. Agrees to provide any transferee of the Debentures a copy of this consent;

     6. Consents to and approves any number of supplemental indentures and supplements or amendments to the Escrow and Pledge Agreement, dated as of November 10, 1995 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee and as escrow agent, necessary or convenient to effect or evidence this consent.


     IN WITNESS WHEREOF, I have set my hand this____ day of ____________, 1997.



--------------------------------------------------------------------------------
                                Name:
                                Title:

                          CONSENT OF REGISTERED OWNER



     The undersigned
______________________________________________________________________ (the
"Holder"), the registered owner of US$ ___________ principal amount of 7% Exchangeable Debentures due October 25, 2000 (the "Debentures") of Atlas Corporation (the "Company"):

     1. Acknowledges that the Company has not yet made payment of the installment of interest on the Debentures that became due on May 1, 1997;

     2. Agrees to suspend all interest payments now or heretofore payable under the Debentures or the related Indenture (the "Indenture") dated as of November 10, 1995 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee (the "Trustee") until the closing (the "Closing") under the Agreement to be entered into between the Company and the Holder relating to the exchange of the Debentures for common shares of Vista Gold Corp. and common stock of the Company and during the period of such suspension no default, Event of Default (as defined in the Indenture) or claim of the Holder or the Trustee shall arise or exist by reason of non-payment of any such interest, provided, that such suspension shall not continue beyond 30 days from the date hereof unless the Holder consents to such continuance in another writing;

     3. Further acknowledges that the foregoing suspension shall be valid and binding as to the Holder, its successors and assigns, regardless of whether Closing occurs;

     4. Agrees to provide any transferee of the Debentures a copy of this consent;

     5. Consents to and approves any number of supplemental indentures and supplements or amendments to the Escrow and Pledge Agreement, dated as of November 10, 1995 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee and as escrow agent, necessary or convenient to effect or evidence this consent.


     IN WITNESS WHEREOF, I have set my hand this____ day of ____________, 1997.



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